As filed with the Securities and Exchange Commission on December 20, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HORIZON PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-2179987
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Suite 520

Deerfield, Illinois 60015

Tel: (224) 383-3000

(Address of Principal Executive Offices)

2011 Equity Incentive Plan

2011 Employee Stock Purchase Plan

(Full titles of the plans)

Timothy P. Walbert

Chairman, President and Chief Executive Officer

Horizon Pharma, Inc.

520 Lake Cook Road, Suite 520

Deerfield, Illinois 60015

(224) 383-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynda Kay Chandler, Esq.

Sean M. Clayton, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2011 Equity Incentive Plan Common Stock, $0.0001 par value per share	1,474,304 shares (3)	$6.77	$9,981,038.08	$1,285.56
2011 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	1,053,074 shares (4)	$6.77	$7,129,310.98	$918.26

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on December 18, 2013, as reported on the Nasdaq Stock Market.
(3)	Represents shares of Common Stock that will be automatically added to the shares authorized for issuance under the 2011 Equity Incentive Plan, as amended (the “2011 EIP”), on January 1, 2014 pursuant to an “evergreen” provision contained in the 2011 EIP. Pursuant to such provision, on January 1 of each year until 2021, the number of shares authorized for issuance under the 2011 EIP is automatically increased by a number equal to the lesser of: (a) 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; (b) 1,474,304 shares of Common Stock; or (c) a number of shares of Common Stock that may be determined each year by the Registrant’s board of directors that is less than (a) and (b).
(4)	Represents shares of Common Stock that will be automatically added to the shares authorized for issuance under the 2011 Employee Stock Purchase Plan (the “2011 ESPP”), on January 1, 2014 pursuant to an “evergreen” provision contained in the 2011 ESPP. Pursuant to such provision, on January 1 of each year until 2021, the number of shares authorized for issuance under the 2011 ESPP is automatically increased by a number equal to the lesser of: (a) 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; (b) 1,053,074 shares of Common Stock; or (c) a number of shares of Common Stock that may be determined each year by the Registrant’s board of directors that is less than (a) and (b).

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENTS ON FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

The Registrant’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission, or SEC, on July 29, 2011 (File No. 333-175876), April 10, 2012 (File No. 333-180651), March 18, 2013 (File No. 333-187326), November 13, 2013 (File No. 333-192316) and November 26, 2013 (File No. 333-192560) are incorporated by reference in this Registration Statement, pursuant to General Instruction E to Form S-8.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(1)	Amended and Restated Bylaws of the Registrant.

4.3(2)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(3)	2011 Equity Incentive Plan, as amended, and Form of Option Agreement and Form of Stock Option Grant Notice thereunder.

99.2(2)	2011 Employee Stock Purchase Plan and Form of Offering Document thereunder.

(1)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 2, 2011, and incorporated herein by reference.
(2)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-168504), originally filed with the SEC on August 3, 2010, as amended, and incorporated herein by reference.
(3)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 19, 2013, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, or the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on December 20, 2013.

HORIZON PHARMA, INC.

By:	/s/ Timothy P. Walbert
Timothy P. Walbert
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy P. Walbert and Robert J. De Vaere, and each of them, as his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy P. Walbert Timothy P. Walbert	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 20, 2013

/s/ Robert J. De Vaere Robert J. De Vaere	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 20, 2013

/s/ Jeffrey Bird, M.D., Ph.D. Jeffrey Bird, M.D., Ph.D.	Director	December 20, 2013

/s/ Jean-François Formela, M.D. Jean-François Formela, M.D.	Director	December 20, 2013

/s/ Michael Grey Michael Grey	Director	December 20, 2013

/s/ Jeff Himawan, Ph.D. Jeff Himawan, Ph.D.	Director	December 20, 2013

/s/ Ronald Pauli Ronald Pauli	Director	December 20, 2013

/s/ Gino Santini Gino Santini	Director	December 20, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(1)	Amended and Restated Bylaws of the Registrant.

4.3(2)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(3)	2011 Equity Incentive Plan, as amended, and Form of Option Agreement and Form of Stock Option Grant Notice thereunder.

99.2(2)	2011 Employee Stock Purchase Plan and Form of Offering Document thereunder.

(1)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 2, 2011, and incorporated herein by reference.
(2)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-168504), originally filed with the SEC on August 3, 2010, as amended, and incorporated herein by reference.
(3)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 19, 2013, and incorporated herein by reference.